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                                                                    EXHIBIT 10.9


                           SECOND AMENDMENT TO LEASE

          This Second Amendment to Lease amends and supplements that certain Agreement of Lease (the "Lease") dated as of October 1, 1993, by and between D.I.Y. OHIO REAL ESTATE ASSOCIATES LIMITED PARTNERSHIP, a Michigan Limited Partnership (the "Landlord") and D.I.Y. HOME WAREHOUSE, INC., an Ohio Corporation (the "Tenant").

                                    RECITALS

          I. V & V Limited, an Ohio Limited Liability company ("Purchaser") effective as of October 22, 1998 will purchase all of Landlord's interest in and to the Leased Premises (as that term is defined in the Lease), specifically, Landlord's fee simple title therein.

          II. Effective as of October 23, 1998, Purchaser and Tenant amended the Lease pursuant to an Amendment of Lease.

          III. Effective as of October 23, 1998, Purchaser and Tenant desire to further amend the Lease as hereinafter provided.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Tenant and Purchaser (as Landlord of the Leased Premises) hereby agree as follows:

          Paragraph 11(a) of the Lease is hereby deleted in it entirety and the following Paragraph 11 shall be inserted in lieu thereof:

          (a) As part of the consideration for the execution and delivery of this lease and as additional rental, the Tenant covenants and agrees during the term of this lease to pay to the officers of public or private utilities charges with the collection thereof, as the same may become due and payable and before any fine, penalty, interest or other charge may be added thereto for nonpayment thereof, all taxes, license and permit fees, charged for gas, water or electric charged by public or private utilities of every kind, and obligations for any and all governmental or non-governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including, but not limited to, assessments for sidewalks, streets, sewers, water and other public improvements and any other improvements or benefits which shall during the term hereof be made, assessed, levied or imposed upon, or become due and payable in connection with, or a lien upon, the Leased Premises or upon this lease. In the event there shall be imposed a tax, fee, charge or assessment of any kind or nature upon, against or with respect to the Leased Premises or the rents payable by the Tenant hereunder or with respect to the Landlord's ownership interest in the Leased Premises, which is assessed or imposed by way of substitution for all or any part of the ad valorem real estate taxes or other taxes and assessments





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          referenced above, or is used to the fund the governmental function previously funded by such ad valorem real estate taxes or other taxes and assessments referenced above, then the Tenant shall pay to the Landlord its proportionate share of the Landlord's tax obligation arising out of the Leased Premises or the rents payable by the Tenant hereunder or with respect to the Landlord's ownership interest in the Leased Premises. Real estate taxes and assessments whether general or special and other charges required to be paid by Tenant under the provision of this paragraph 11(a), which are a lien against the Leased Premises, or any part thereof, but not yet due and payable for the last year of the Initial Term hereof, or the last year of the First Renewal Period, Second Renewal Period, or Third Renewal Period (if the options for such renewal period(s) are exercised in accordance with Paragraph 2(b), (c) and (d) of this Lease) shall be prorated between the Landlord and the Tenant based upon the last available tax rate and duplicate as shown on the records of the Mahoning County Auditor. Consequently, upon the expiration of the Lease, the Tenant will pay to Landlord the amount necessary to compensate the Landlord for all taxes and assessments whether general or special and other charges required to be paid by Tenant under the provisions of this Paragraph 11(a), which accrue or are accrued and which are a lien against the Leased Premises or become a lien against the Leased Premises at any time during the term of the lease but were not yet due and payable as of the expiration of the Lease, including expiration of the First Renewal Period, Second Renewal Period, or Third Renewal Period, if some or all of the options discussed in Paragraph 2(b), (c) and (d) hereof are exercised as prorated in accordance with the previous sentence of this Paragraph 11(a). Upon request therefor by the Landlord, the Tenant covenants to furnish to the Landlord, within thirty (30) days after the dates upon which such taxes, assessments, utilities and other charges are payable, official receipts of the proper taxing or other authority or other proof satisfactory to the Landlord, evidencing the full payment thereof. The Landlord agrees to send to the Tenant promptly copies of any notices for any such taxes, assessments, utilities or other charges if such notices are received by the Landlord.


Signed and Acknowledged                    V & V 224, LIMITED
in the Presence of:



Vivian A. Wagner                           By: /s/ Vincent Fond, Sr.
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John R. Learn                                  Vincent Fond, Sr., Member
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                                          And: /s/ Vincent Fond, Jr.
                                               -------------------------
                                               Vincent Fond, Jr., Member

                                          D.I.Y. HOME WAREHOUSE, INC.

????                                       By: ???
----------------------                         ------------------------
Diane C. James                            Its: President
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